Exhibit (m)(i)(2)

Exhibit A

ETF

SPDR® Russell 1000® ETF

SPDR® Russell 2000 ETF

SPDR® S&P® 500 Growth ETF

SPDR® S&P® 500 Value ETF

SPDR® Russell Small Cap Completeness® ETF

SPDR® S&P® 400 Mid Cap Growth ETF

SPDR® S&P® 400 Mid Cap Value ETF

SPDR® S&P® 600 Small Cap ETF

SPDR® S&P® 600 Small Cap Growth ETF

SPDR® S&P® 600 Small Cap Value ETF

SPDR® Global Dow ETF

SPDR® Dow Jones REIT ETF

SPDR® S&P® Bank ETF

SPDR® S&P® Capital Markets ETF

SPDR® S&P® Insurance ETF

SPDR® Morgan Stanley Technology ETF

SPDR® S&P® Dividend ETF

SPDR® S&P® Aerospace & Defense ETF

SPDR® S&P® Biotech ETF

SPDR® S&P® Health Care Equipment ETF

SPDR® S&P® Health Care Services ETF

SPDR® S&P® Homebuilders ETF

SPDR® S&P® Metals & Mining ETF

SPDR® S&P® Oil & Gas Equipment & Services ETF

SPDR® S&P® Oil & Gas Exploration & Production ETF

SPDR® S&P® Pharmaceuticals ETF

SPDR® S&P® Retail ETF

SPDR® S&P® Semiconductor ETF

SPDR® S&P® Software & Services ETF

SPDR® S&P® Telecom ETF

SPDR® S&P® Transportation ETF

SPDR® S&P® Regional Banking(SM) ETF

SPDR® Barclays 1-3 Month T-Bill ETF

SPDR® Barclays Intermediate Term Treasury ETF

SPDR® Barclays Long Term Treasury ETF

SPDR® Barclays TIPS ETF

SPDR® Barclays 0-5 Year TIPS ETF

SPDR® Barclays 1-10 Year TIPS ETF

SPDR® Barclays Aggregate Bond ETF

SPDR® Nuveen Barclays Municipal Bond ETF

SPDR® Barclays International Treasury Bond ETF

SPDR® Nuveen Barclays Short Term Municipal Bond ETF

SPDR® Nuveen Barclays California Municipal Bond ETF

SPDR® Nuveen Barclays New York Municipal Bond ETF

SPDR® Barclays High Yield Bond ETF

SPDR® Barclays International High Yield Bond ETF

Exhibit (m)(i)(2)

SPDR® Citi International Government Inflation-Protected Bond ETF

SPDR® Barclays Short Term International Treasury Bond ETF

SPDR® Barclays Intermediate Term Corporate Bond ETF

SPDR® Barclays Long Term Corporate Bond ETF

SPDR® Barclays Convertible Securities ETF

SPDR® Barclays Mortgage Backed Bond ETF

SPDR® Wells Fargo Preferred Stock ETF

SPDR® Barclays Short Term Corporate Bond ETF

SPDR® Nuveen Barclays Capital Build America Bond ETF

SPDR® Barclays International Corporate Bond ETF

SPDR® Barclays Emerging Markets Local Bond ETF

SPDR® Barclays Issuer Scored Corporate Bond ETF

SPDR® Nuveen S&P® High Yield Municipal Bond ETF

SPDR® Barclays Short Term Treasury ETF

SPDR® Barclays Investment Grade Floating Rate ETF

SPDR® Barclays Short Term High Yield Bond ETF

SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF

SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF

SPDR® S&P® 1500 Value Tilt ETF

SPDR® S&P® 1500 Momentum Tilt ETF

SPDR® Russell 1000® Low Volatility ETF

SPDR® Russell 2000 Low Volatility ETF

SPDR® S&P 500 Buyback ETF

SPDR® MSCI USA Quality Mix ETF

SPDR® S&P 500 High Dividend ETF

SPDR® S&P 500 Fossil Fuel Free ETF

SPDR® Russell 1000 Yield Focus ETF

SPDR® Russell 1000 Momentum Focus ETF

SPDR® Russell 1000 Focus ETF

SPDR® FactSet Innovative Technology ETF

SPDR® SSGA Gender Diversity Index ETF

SPDR® Dorsey Wright® Fixed Income Allocation ETF

Effective With SEC, But Not Operational

SPDR S&P Building & Construction ETF

SPDR S&P Computer Hardware ETF

SPDR S&P Food & Beverage ETF

SPDR S&P LeisureTime ETF

SPDR S&P Outsourcing & IT Consulting ETF

SPDR S&P 1500 Volatility Tilt ETF

SPDR S&P Commercial Paper ETF

SPDR S&P Agency Bond ETF

SPDR Barclays Corporate Bond ETF

SPDR Barclays Corporate Industrial Bond ETF

SPDR Barclays Corporate Financial Bond ETF

SPDR Barclays Corporate Utilities Bond ETF

SPDR Barclays Zero Coupon Bond ETF

SPDR Barclays CMBS ETF

Exhibit (m)(i)(2)

SPDR Barclays Global Convertible Securities ETF

SPDR Barclays Breakeven Inflation ETF

SPDR S&P Commercial Paper ex-Financials ETF

SPDR Barclays Floating Rate Treasury ETF

Dated: May 26, 2016

3